Exhibit 1.1

METALS USA HOLDINGS CORP.

Common Stock

Underwriting Agreement

August 8, 2012

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

The stockholders of Metals USA Holdings Corp., a Delaware corporation (the “Company”), which is the indirect parent of Metals USA, Inc. (“Metals USA”), named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch,

Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC are acting as Representatives (each, a “Representative” and, together, the “Representatives”) an aggregate of 4,000,000 shares and, at the election of the Underwriters, up to 600,000 additional shares of common stock, par value $0.01 per share (“Stock”) of the Company. The aggregate of 4,000,000 shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 600,000 additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333–180102), as amended (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement, in the form heretofore delivered to you, and, excluding exhibits to the Initial Registration Statement but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became or hereafter becomes effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the

Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:30 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus and the information set forth on Schedule VI as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iv) (a) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, as of the Applicable Time, none of such documents, when considered together with the Pricing Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty in this subsection (iv)(b) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(vi) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements of the Company included in the Pricing Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its direct and indirect subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) The Company has been duly incorporated and is in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its direct and indirect subsidiaries, taken as a whole (“Material Adverse Effect”);

(viii) Each subsidiary of the Company listed on Schedule IV has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate (or similar organizational) power and authority to own its properties and conduct its business as described in the Pricing Prospectus except where the failure to be so incorporated, formed with the corporate (or similar organizational) power or authority or qualified to do business or in good standing would not individually or in the aggregate have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule IV is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable except where the failure to be so duly authorized, fully paid and nonassessable would not individually or in the aggregate have a Material Adverse Effect; and the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except (A) as disclosed in the Pricing Prospectus, (B) as contemplated by the Amended and Restated Loan and Security Agreement dated as of December 17, 2010, as amended among Flag Intermediate Holdings Corporation (“Flag Intermediate”), Metals USA, certain of its subsidiaries party thereto, Bank of America, N.A. as the Administrative Agent, Bank of America, N.A. as the Collateral Agent and the lenders party thereto (the “ABL Facility”) and Permitted Liens as defined in the indenture (the “2005 Indenture”) governing Metals USA’s 11 1/8% Senior Secured Notes due 2015 (the “Metals USA Notes”) and any of the Company’s security documents, collateral agreements and intercreditor agreements or (C) as would not, individually or in the aggregate, have a Material Adverse Effect;

(ix) Except as disclosed in the Pricing Prospectus, (A) the Company and its direct and indirect subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would individually or in the aggregate have a Material Adverse Effect; and (B) the Company and its direct and indirect subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, other than those exceptions that would not have a Material Adverse Effect;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(xi) Although the discussion set forth in the Pricing Prospectus and Prospectus under the caption “Material United States Federal Income Tax Considerations for Non-U.S. Holders”, does not purport to discuss all possible U.S. federal tax considerations associated with the ownership and disposition of Shares applicable to Non-U.S. Holders (as defined under such caption), such discussion insofar as it summarizes United States federal tax laws is accurate and fair in all material respects, subject to the assumptions, exceptions, limitations and qualifications set forth therein;

(xii) The Shares to be sold by the Selling Stockholders to the Underwriters hereunder have been duly and validly authorized, issued and fully paid and are non-assessable and conform to the description of the Stock contained in the Prospectus under the heading “Description of Capital Stock” insofar as it purports to constitute a summary of the terms of the Shares; and the stockholders of the Company have no preemptive rights with respect to the Shares;

(xiii) The execution of this Agreement by the Company and the compliance with the terms and provisions hereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its direct or indirect subsidiaries or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any of its direct or indirect subsidiaries is subject, or (C) the amended and restated certificate of incorporation or bylaws of the Company or any such subsidiary, except, in the case of clauses (A) and (B), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares by the Selling Stockholders, except (A) as may be required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (B) such as will have been obtained on or prior to the Closing Date, and (C) for such consents, approvals, authorizations, or orders as would not adversely affect the Underwriters and as would not have a Material Adverse Effect;

(xv) Except as disclosed in the Pricing Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its direct or indirect subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Shares; and to the knowledge of the Company, no such actions, suits or proceedings are threatened;

(xvi) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or any of its direct or indirect subsidiaries and any person that would give rise to a valid claim against the Company, such subsidiary or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares;

(xvii) Except for the Amended and Restated Investor Rights Agreement referenced under the caption “Certain Relationships and Related Party Transactions” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Investor Rights Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to any Registration Statement;

(xviii) This Agreement has been duly authorized, executed and delivered by the Company;

(xix) Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and its direct and indirect subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit;

(xx) No labor dispute with the employees of the Company or any of its direct or indirect subsidiaries exists and, to the knowledge of the Company, no such dispute is or will be imminent, in each case that would reasonably be expected to have a Material Adverse Effect;

(xxi) The Company and its direct and indirect subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, in each case, in all material respects, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its direct or indirect subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(xxii) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its direct or indirect subsidiaries, is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(xxiii) Neither the Company nor any of its direct or indirect subsidiaries is (A) in violation of its respective charter or by-laws or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its direct or indirect subsidiaries is a party, or by which the Company or any of its direct or indirect subsidiaries or their property is bound, except in the case of clause (B) for such defaults which would not individually or in the aggregate have a Material Adverse Effect;

(xxiv) The Company is not an “investment company,” an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940;

(xxv) The financial statements included in the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in the Pricing Prospectus;

(xxvi) The Company’s shares of common stock, par value $0.01 per share, have a “bona fide public market” as defined by FINRA Rule 5121(f)(3);

(xxvii) As of the Closing Date, Schedule IV hereto includes all direct and indirect significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X of the Exchange Act, of the Company;

(xxviii) The descriptions in the Pricing Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects;

(xxix) As of the date of this Agreement, the Company holds no material assets and has no material liabilities or other obligations and for the period from the date of this Agreement to the Closing Date, the Company will hold no material assets and will have no material liabilities or other obligations, other than, in each case, the equity interests in Flag Intermediate, the Company’s tax obligations, and the Company’s obligations under this Agreement and under the Investor Rights Agreement. From the date of this Agreement to the Closing Date, the Company will not be engaged in any significant business activities other than in the ordinary course of business or other than those described and such that are incidental to closing the transactions described under the captions “Business” and “Prospectus Summary—The Offering” in the Pricing Prospectus;

(xxx) The Company maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;

(xxxi) At the time of (A) the filing of the Initial Registration Statement and (B) the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xxxii) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its direct and indirect subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxxiii) Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxxiv) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(xxxv) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except (A) as may be required under the Act, the Exchange Act or the regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA, (B) such as will have been obtained on or prior to the Closing Date, and (C) for such consents, approvals, authorizations, or orders as would not adversely affect the Underwriters and as would not have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or (B) result in any violation of (1) the provisions of the limited partnership agreement, partnership agreement or other similar organizational documents of such Selling Stockholder (as applicable if such Selling Stockholder is an organization) or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clauses (A) and (B)(2), as would not affect the validity of the Shares to be sold by such Selling Stockholder or impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims (it being understood that nothing under the Underwriting Agreement, the Power of Attorney or the Custody Agreement constitutes a lien, encumbrance or claim for purposes of this section and other than any security interests, claims, liens, equities and other encumbrances created by an Underwriter that is not an affiliate of a Selling Stockholder); and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters (it being understood that nothing constitutes a lien, encumbrance or claim under the Underwriting Agreement, the Power of Attorney or the Custody Agreement for purposes of this section);

(iv) Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement substantially in the form as set forth in Annex III;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus listed on Schedule III, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein (it being understood that the only such information consists of the statements relating to the Selling Stockholders under the caption “Selling Stockholders” in the Prospectus) (the “Selling Stockholder Information”), such Pricing Prospectus, Issuer Free Writing Prospectus and the Registration Statement did not, when they became effective or were filed with the Commission, as the case may be, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading with respect to the Selling Stockholder Information;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Apollo Investment Fund V, L.P., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of

Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or limited liability company, by the dissolution of such partnership, corporation or limited liability company, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or limited liability company should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x) Such Selling Stockholder is not prompted to sell Shares by any “material nonpublic information” (as such phrase has been interpreted under the U.S. Federal securities laws) concerning the Company that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, in each case at a purchase price per share of $14.08625 and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised, times (y) a fraction, the numerator of which is the aggregate number of Optional Shares to be sold by such Selling Stockholder as set forth opposite its name in Schedule II hereto, and the denominator of which is the maximum number of Optional Shares that all of the Selling Stockholders are entitled to sell hereunder, times (z) a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

Each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 600,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement (and in any event such election may not exceed two times) and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Goldman, Sachs &

Co. but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless Goldman, Sachs & Co., the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Attorneys-in-Fact shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to the Representatives at least twenty-four hours in advance. The Company and each of the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August 14, 2012 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the office of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) On the New York Business Day next succeeding the date of this Agreement and from time to time to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, to notify you and upon your request to file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, within the time period prescribed by the rules and regulations of the Commission under the Act, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its direct and indirect subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose or enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Stock, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement including but not limited to options and any cashless exercises), without the prior written consent of Goldman, Sachs & Co.;

(f) During the Lock-Up Period, not to amend the Investor Rights Agreement to permit, or otherwise consent to, or assist or aid in any way, any offer, sale, contract to sell, pledge, option to purchase, short sale or other form of disposal or any swap, hedge or any other agreement that transfers or disposes of, in whole or in part, the economic consequences of ownership of Stock by any Management Holder (as such term is defined in the Investor Rights Agreement);

(g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), in each case no later than the date on which such report is required to be filed with the Commission, to make available to its stockholders consolidated summary financial information of the Company and its consolidated direct and indirect subsidiaries for such quarter in reasonable detail;

(h) So long as any Shares are outstanding, for a period of three years from the effective date of the Registration Statement, to furnish and deliver to you promptly (x)(i) a copy of its annual report to stockholders for such year, (ii) a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, (iii) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (y) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its direct and indirect subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that the reports and information described in this Section above shall only be provided to you if such reports and information are not available on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or the Company’s website;

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act if such filing fee has not been previously paid.

6. (a) Each of the Company and the Selling Stockholders represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company (and, to the extent an event relates to a Selling Stockholder, each such Selling Stockholder) agrees that if at any time following issuance of an Issuer Free Writing Prospectus and through the completion of the public offer and sale of the Shares, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company (and, to the extent an event relates to a Selling Stockholder, each such Selling Stockholder) will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company and each of the Selling Stockholders covenants and agrees with one another and with the several Underwriters that the Company will pay or cause to be paid, on behalf of the Company and the Selling Stockholders, the following: (a) the fees, disbursements and expenses of each of the Company’s and the Selling Stockholders’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (d) the filing fees incident to, and reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $10,000 in connection with, any required review by FINRA of the terms of the sale of the Shares; (e) the cost of preparing stock certificates; (f) the cost and charges of any transfer agent or registrar; (g) the fees and expenses of the Attorneys-in-Fact and the Custodian; (h) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares to the Underwriters; and (i) all other costs and expenses incident to the performance of its or the Selling Stockholders’ obligations hereunder and to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder which are not otherwise specifically provided for in this Section 7. It is understood that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed (except as would have a de minimis effect), and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all outstanding requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such written statement, opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Hogan Lovells US LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form as set forth on Annex II(a);

(d) William A. Smith II, Senior Vice President, Chief Legal Officer and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, substantially in the form as set forth on Annex II(b);

(e) Wachtell, Lipton, Rosen & Katz, as counsel for each of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, dated such Time of Delivery, substantially in the form as set forth on Annex II(c);

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(g) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Pricing Prospectus, neither the Company nor any of its direct or indirect subsidiaries shall have sustained any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its direct and indirect subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, the effect of which, in any such case described in this subsection (g), is in the judgment of the Representatives, acting jointly, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its direct or indirect subsidiaries’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its direct or indirect subsidiaries’ debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the judgment of the Representatives, acting jointly, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed immediately prior to such Time of Delivery, subject to notice of issuance, on the NYSE;

(k) The Company shall have obtained and delivered to the Underwriters executed lock-up agreements from each of the stockholders listed on Schedule V hereto, including each of the Selling Stockholders, substantially in the form as set forth in Annex III;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

9. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein;

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus,

or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder; and will reimburse each Underwriter for legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that notwithstanding anything else to the contrary in this Agreement, each of the Selling Stockholders shall not be liable under this Section 9(b) for any amount greater than the product of (A) the number of Shares purchased by the Underwriters from such Selling Stockholder under Section 2 hereof, times (B) the per Share proceeds, before expenses, to the Selling Stockholders as set forth in Schedule VI hereto.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder, and their respective directors, officers and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the

Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, each of the Representatives may in its discretion arrange for such Representative or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter a Representative does not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by a Representative and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by a Representative and

the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through the Representatives for out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders in respect of the Shares not so delivered shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and any such action shall bind the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and (a) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention: LCD-IBD, (iii) Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Facsimile: (212) 797-4564, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, (v) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk and (vi) UBS Securities LLC 299 Park Avenue, New York, NY 10171, (b) if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Attorneys-in-Fact for such Selling Stockholder at their addresses set forth in Schedule II hereto, and (c) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its respective address: (i) Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department, (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention: LCD-IBD, (iii) Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Facsimile: (212) 797-4564, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, (v) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk and (vi) UBS Securities LLC 299 Park Avenue, New York, NY 10171; provided, however, that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at the following addresses: (i) Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Control Room, (ii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention: LCD-IBD, (iii) Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel,

Facsimile: (212) 797-4564, (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, (v) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk and (vi) UBS Securities LLC 299 Park Avenue, New York, NY 10171; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (d) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws and in accordance with this Section 18.

19. The Company, each of the Selling Stockholders and the Underwriters hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Company and each of the Representatives plus one for each counsel, the Custodian and the Attorneys-in-Fact, and upon the acceptance hereof by you as Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-Fact by each of the Selling Stockholders pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

[Signature Pages Follow]

Very truly yours,

METALS USA HOLDINGS CORP.,

by	/s/ William A. Smith II
	Name:	William A. Smith II
	Title:	SVP, CLO & Secretary

APOLLO INVESTMENT FUND V, L.P.

By:	Apollo Advisors V, L.P., its general partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

APOLLO OVERSEAS PARTNERS V, L.P.

By:	Apollo Advisors V, L.P., its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

APOLLO NETHERLANDS PARTNERS V (A), L.P.

By:	Apollo Advisors V, L.P., its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

APOLLO NETHERLANDS PARTNERS V (B), L.P.

By:	Apollo Advisors V, L.P., its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

APOLLO GERMAN PARTNERS V GMBH & CO. KG

By:	Apollo Advisors V, L.P., its managing partner

By:	Apollo Capital Management V, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam T. Greene

Name:	Adam T. Greene
Title:	Vice President

Credit Suisse Securities (USA) LLC

By:	/s/ Peter Matt

Name:	Peter Matt
Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Brad Miller

Name:	Brad Miller
Title:	Managing Director

By:	/s/ Edward Bryant

Name:	Edward Bryant
Title:	Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ John Shapiro

Name:	John Shapiro
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Thilakshani Dias

Name:	Thilakshani Dias
Title:	Vice President

UBS Securities LLC

By:	/s/ Peter McKerracher

Name:	Peter McKerracher
Title:	Director

By:	/s/ Jacob Wheeler

Name:	Jacob Wheeler
Title:	Associate Director

On behalf of themselves and each of the Underwriters

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